UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZION OIL & GAS, INC.

(Name of Registrant as Specified in its Charter)

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ZION OIL & GAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2011

The annual meeting of stockholders of ZION OIL & GAS, INC., a Delaware corporation (the "Company"), will be held at the Westin Galleria Hotel in Dallas, Texas on Tuesday, June 21, 2011, at 2:00 p.m. (local time), for the following purposes:

(1) elect four directors of the Company as Class III directors of the Company to serve for a term of three years;

(2) amend the Company's certificate of incorporation to increase the number of shares of common stock, par value $.01 (“Common Stock”), that the Company is authorized to issue from 50 million to 100 million;

(3) ratify the adoption of the  Zion Oil & Gas,  Inc. 2011 Equity  Incentive Plan for employees and consultants; initially reserving for issuance thereunder 2,000,000 shares of Common Stock;

(4) ratify the adoption of the Zion Oil & Gas, Inc. 2011 Non-Employee Directors Stock Option Plan; initially reserving for issuance thereunder 1,000,000 share of Common Stock;

(5) ratify the appointment of Somekh Chaikin, a member of KPMG International and an independent registered public accounting firm, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;

(6) To approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers, as described in the Compensation and Discussion Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

(7) To determine, in a nonbinding advisory vote, the frequency of the non-binding vote on the Company’s executive compensation (once every year, every two years or every three years); and

(8) To consider and act upon such other matters as may properly come before the meeting.

A complete list of stockholders entitled to vote at the meeting will be available for examination at the offices of the Company at 6510 Abrams Road, Suite 300, Dallas, Texas 75231, for ten (10) days prior to the meeting. Only stockholders of record at the close of business on April 21, 2011 are entitled to vote at the meeting.

Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote now to make sure there will be a quorum for the Annual Meeting.  If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Stockholders of record may vote:

1.	By Internet (go to www.proxyvote.com).
2.	By telephone (if you received the traditional hard copy materials, call 1-800-690-6903.

3.	By mail (if you received the traditional hard copy materials, complete and return the proxy card(s) to us in the enclosed return envelope).

We are making the Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the year ended December 31, 2010 available at www.proxyvote.com.

By order of the Board of Directors,

/s/ Richard Rinberg

RICHARD RINBERG
Chief Executive Officer

Dallas, Texas
April 28, 2011

ZION OIL & GAS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 21, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of the Company to be used at the annual meeting of stockholders of the Company, which will be held at the Westin Galleria Hotel in Dallas, Texas on Tuesday, June 21, 2011, at 2:00 p.m. (local time), and at any adjournments thereof. All references in this Proxy Statement to “Zion,” “the Company," "we," "us," and "our" refer to Zion Oil & Gas, Inc.

Only stockholders of record at the close of business on April 21, 2011 (the “Record Date”) are entitled to notice and vote at the meeting. On the Record Date, there were outstanding 25,043,078 shares of our common stock, par value $0.01 (“Common Stock”). Holders of Common Stock of record at the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held.

Our Board of Directors  will make these proxy materials available to you on the Internet on or about May 6, 2011 at www.proxyvote.com , the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record and beneficial holders. Alternatively, upon your request, printed versions of these proxy materials will be delivered to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our 2011 Annual Meeting of Stockholders. Our stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. These proxy materials include: our proxy statement for (and notice of) the annual meeting; and our Annual Report on Form 10-K for the year ended December 31, 2010, which includes our annual audited financial statements for fiscal 2010.  If you requested printed versions of these proxy materials by mail, these proxy materials also include our 2011 annual meeting proxy card or a voting information card for submitting your vote in writing to us or your broker, as the case may be.

In addition to our proxy materials being available for review at www.proxyvote.com, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations Department at our principal executive offices in Dallas, Texas. The Notice or, in some cases, this proxy statement and the accompanying form of proxy, will be mailed on or about May 6, 2011.

To have a valid meeting of the stockholders, a quorum of the Company's stockholders is necessary. A quorum consists of a majority of the shares of the Common Stock issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the annual meeting.  Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting.  The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Appraisal rights are governed by state law. There is no proposal on which we are asking our stockholders to act upon to which they would be entitled, under Delaware law, to appraisal rights.

Stockholders vote at the meeting by casting ballots (in person or by proxy) that are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes.

The following vote is needed for the approval of each proposal:

 (i) a plurality of the shares present at the meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board of Directors,

(ii) the affirmative vote of a majority of the shares issued and outstanding is required for approval of the increase in authorized Common Stock and

 (iii) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve each of the 2011 Equity Incentive Plan and the 2011 Non-Employee Directors’ Stock Option Plan and ratify the selection of Somekh Chaikin, a member of KPMG International and an independent registered public accounting firm, as the Company's independent registered public accounting firm.

Abstentions will count as a vote against the proposals, other than the election of directors. Broker "non-votes" are not counted in the tabulations of the votes cast on any of the proposals. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The vote regarding compensation of the Company’s named executive officers, as described in the Compensation, Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. As this vote on compensation is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will not affect the outcome of the vote.

The vote regarding the frequency of the non-binding vote on the Company’s executive compensation requires the affirmative vote for “1 YEAR”, “2 YEARS”, or “3 YEARS” by a majority of the shares of our Common Stock present in person or represented by proxy. The vote is advisory and non-binding in nature, but the Company’s Board of Directors will consider the results of the vote in determining which frequency to adopt. As this vote regarding the frequency of vote on the Company’s executive compensation is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. Broker non-votes and abstentions will not affect the outcome of the vote.

If you hold shares in a brokerage account, then:

* With respect to the election of directors please note that brokers may no longer vote on the election of directors in the absence of specific client instructions. Shareholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker.  To vote shares held in street name at the annual meeting, you should contact your broker before the annual meeting to obtain a proxy form in your name. Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee.

* With respect to the increase in authorized Common Stock, your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions will be counted as votes against the increase in authorized shares of Common Stock.

* With respect to the ratification of the adoption of each of the 2011 Equity Incentive Plan and the 2011 Non-Employee Directors Stock Option Plan, your broker is not entitled to vote your shares on these matters if no instructions are received from you.

* With respect to the ratification of the appointment of independent public accountants, your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions are not considered votes cast and, therefore, will be counted neither for nor against ratification of the appointment of independent public accountants.

Adjournment of the annual meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made at any time by stockholders representing a majority of the votes present in person or by proxy at the meeting whether or not a quorum exists, without further notice other than by announcement made at the meeting.

The principal corporate offices of the Company are located at 6510 Abrams Road, Suite 300, Dallas, Texas 75231.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each Named Executive Officer (defined below); (iii) all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with the rules of the SEC, the table gives effect to the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. We have calculated the percentages of shares beneficially owned based on 25,043,078 shares of Common Stock outstanding at the Record Date.

The address of John M. Brown, William L. Ottaviani, Victor G. Carrillo, Patricia Beals, Paul Oroian, Forrest A. Garb, Julian Taylor, Marc Singer and Robert Render  is 6510 Abrams Rd., Suite 300, Dallas, TX 75231. The address of Richard J. Rinberg and Yehezkel Druckman is 22 Bareket St., Caesarea Industrial Park, 38900 Israel.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Brown	530,000	(1)	2.1
Richard J. Rinberg	441,833	(2)	1.7
William L. Ottaviani	11,915	(3)	*
Victor Carrillo	17,500	(4)	*
Patti Beals	--	(5)	*
Julian Taylor	194,834	(6)	*
Robert Render	120,118	(7)	*
Paul Oroian	15,160	(8)	*
Yehezkel Druckman	12,425	(9)	*
Forrest A. Garb	3,145	(10)	*
Marc Singer	25,000	(11)	*
Sandra F. Green	3,882	(12)	*
Kent Siegel	16,225	(13)	*
Ilan Sheena	12,000	(14)

All directors and executive officers as a group (12 members)	1,383,930		5.5

* Less than 1%.

(1)
Comprised of (a) 400,000 shares of Common Stock owned by Mr. Brown, (b) 100,000 shares of Common Stock owned by Mr. Brown's wife, (c) employee stock options awarded under the Zion 2005 Stock Option Plan (the “Plan”) to purchase 30,000 shares of Common Stock. Does not include an additional 40,000 shares of Common Stock issuable upon exercise of options previously granted under the Plan.

(2)
Comprised of  (a) 10,000 shares of Common Stock owned by Mr. Rinberg's wife and (b) 200,000 shares held in ESOP Trust, (c) stock options awarded under the Plan to purchase 140,000 shares of Common Stock. Does not include an additional 80,000 shares of Common Stock issuable upon exercise of options issued under the Plan.

(3)	Represents shares issuable upon exercise of stock options awarded under the Plan. Does not include an additional 40,000 shares of Common Stock issuable upon exercise of options issued under the Plan.

(4)	Represents shares issuable upon exercise of stock options awarded under the Plan. Does not include an additional 17,500 shares of Common Stock issuable upon exercise of options issued under the Plan.

(5)	Does not include 30,000 shares of Common Stock issuable upon exercise of options issued under the Plan.

(6)
Includes (a) 20,000 shares owned by Mr. Taylor's wife and (b) 25,000 shares of stock issuable upon exercise of options awarded under the Plan. Does not include an additional 20,000 shares of Common Stock issuable upon exercise of options issued under the Plan.

(7)
Includes (a) 10,000 shares owned by Mr. Render's wife and (b) 25,059 shares held in Robert E. Render Trust (c) 25,000 shares of stock issuable upon exercise of options awarded under the Plan (d) public call options that represent the right to buy 5,000 shares of the Company’s Common Stock exercisable on or before June 18, 2011 held in Robert E, Render’s Trust (e) 10,000 shares issuable upon exercise of warrants held by Mr. Render's wife (f) 25,059 shares issuable upon exercise of warrants held in Robert E. Render Trust.

(8)	Does not include an additional 20,000 shares of Common Stock issuable upon exercise of options issued under the Plan.

(9)	Does not include an additional 20,000 shares of Common Stock issuable upon exercise of options issued under the Plan
(10)	Does not include an additional 20,000 shares of Common Stock issuable upon exercise of options issued under the Plan
(11)
Represents shares issuable upon exercise of stock options awarded under the Plan. Does not include an additional 10,000 shares of Common Stock issuable upon exercise of additional options issued under the Plan.

(12)	Ms. Green resigned from her position as the Company’s Chief Financial Officer and Senior Vice President on July 9, 2010.
(13)
Includes 7,725 shares held by Mr. Siegel's wife, as to which Mr. Siegel disclaims beneficial ownership. Does not include 20,000 shares of Common Stock issuable upon exercise of options issued under the Plan. Mr. Siegel resigned from his positions as the Company‘s Chief Financial Officer and Senior Vice President, and as a director of the Company, on March 31, 2011.

(14)	Represents shares issuable upon exercise of stock options awarded under the Plan. Does not include an additional 30,000 shares of Common Stock issuable upon exercise of options issued under the Plan.

Voting Agreement

The voting agreements that were in effect with respect to approximately 200,000 shares of Common Stock beneficially owned by Mr. Rinberg and as to which Mr. Brown had voting rights expired on October 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16(a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2010, except the following:

Reporting Person	Form Type	Transaction	Form Due Date	Form Filed Date

William L. Ottaviani	4	Award of options to purchase 2,020 shares (1)	April 2, 2010	April 6, 2010

Marc Singer	4	Award of options to purchase 25,000 shares (2)	September 1, 2010	September 2, 2010

(1)	These options were awarded to Mr. Ottaviani on March 31, 2010 in connections with his PEA.

(2)	These options were awarded to Mr. Singer on July 09, 2010 in connection with his appointment to our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions since the beginning of our last fiscal year or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000 and in which any of our directors, officers, including nominees for director, and/or holders of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policies Regarding Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis, shall approve all "related party transactions" required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ.  Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules.

PROPOSALS TO BE CONSIDERED AT ANNUAL MEETING

I.   ELECTION OF DIRECTORS

Our Board of Directors currently consists of 10 directors.  Our amended and restated certificate of incorporation classifies the Board of Directors into three classes, each having a staggered term expiring at successive annual meetings.  Four Class III directors are to be elected at the annual meeting to serve a three-year term expiring at the 2014 annual meeting of stockholders.  The term of our Class I directors, who include John Brown, Forrest Garb and Julian Taylor shall expire at the 2012 annual meeting of stockholders. The term of our Class II directors, who include Richard Rinberg, William Ottaviani and Robert Render shall expire at the 2013 annual meeting of stockholders.

The Board has nominated the persons named in the table below for election as Class III directors.  All such persons are presently directors of the Company, and each has consented to being named as a nominee for election as a Class III director and has agreed to serve if elected.  Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class III directors.  If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board of Directors to the extent that such substitute nominee exists.  However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Victor Carrillo	Executive Vice President and Director	46	2010
Paul Oroian	Director	60	2003
Yehezkel Druckman	Director	71	2005
Marc Singer	Director	53	2010

The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors.  No family relationship exists between any director and executive officer of the Company.

Victor Carrillo, age 46, was appointed a director in September 2010 and appointed Executive Vice President in January 2011. Mr. Carrillo currently serves as a director of Magnum Hunter Resources Corporation; an oil and gas company engaged in the acquisition, development and production of unconventional oil and gas resource plays in the United States.  Mr. Carrillo is a petroleum geologist and geophysicist, attorney, former City Councilman and former County Judge.  From February 2003 to January 2011, Mr. Carrillo served as a commissioner of the Railroad Commission of Texas (the State of Texas Board with regulatory jurisdiction over oil and gas exploration and production) having served as chairman of the three-member statewide elected board twice. Mr. Carrillo holds a law degree from the University of Houston Law Center, a Master of Science degree in geology from Baylor University, and a Bachelor of Science degree in geology from Hardin-Simmons University.  Mr. Carrillo also received an honorary doctorate degree from Hardin-Simmons University in May 2006. Mr. Carrillo’s background in petroleum geology and geophysics and regulatory experience as Chairman of the Railroad Commission of Texas furnishes to our board access to a greater understanding of both petroleum science and regulatory issues.

Paul Oroian, age 60, was appointed a director in November 2003.  Since its founding in 1983, he has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas.  From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelors of Science – Business Administration from Bryant College.  He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992-1998.    Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the audit committee of our Board of Directors and provides our board with a critical accounting perspective.

Dr. Yehezkel (Charlie) Druckman, age 71, was appointed a director of Zion Oil in November 2005.  Dr. Druckman was Petroleum Commissioner for the State of Israel from 1995 until his retirement in 2004, where he supervised the licensing of petroleum rights both onshore and offshore Israel. These efforts led to the discovery of 1.5 trillion cubic feet of gas in the Israeli offshore Mari B and other smaller fields during 1999-2000.  Since 1965, he has been a member of the professional staff of the Geological Survey of Israel, where he headed the Mapping, Stratigraphy and Oil Division during 1982-1985 and 1991-1994. He was also affiliated with the Louisiana State University at Baton Rouge as Research Associate in Geology during 1978-1980 and 1989-1990.  He was awarded in 1974 the Israel Geological Society’s Perez Grader award.  He is an active member of the American Association of Petroleum Geologists and the Geological Society of Israel (where he served as president in 1982, and for a number of years on the Society's editorial board).  He also served as member of the Israeli National Petroleum Commission and Board of Directors of Oil Exploration (Investments) Ltd., an Israeli government company.  Dr. Druckman graduated from the Hebrew University in Jerusalem where he was awarded BSc, MSc and PhD degrees in geology. Dr. Druckman’s academic credentials as a geologist, his experience as the Petroleum Commissioner for the State of Israel for nearly a decade and his vast knowledge and expertise in the geological mapping of the State of Israel for petroleum exploration purposes provide us with a critical resource in our ongoing oil and gas exploration efforts in Israel as well as a liaison to the Israeli regulatory authorities with whom we are in ongoing contact with respect to the maintenance of our license and other oil and gas exploration rights.

Marc Singer, age 52, was appointed a director in July 2010. Mr. Singer is a founding principal of Singer Xenos Wealth Management, a registered investment advisor since 1991.  He is also President and Principal of Singer Xenos Securities Corp., a broker-dealer, and has held that position continuously since August 2001.  Mr. Singer holds a Masters of Business Administration and a Bachelors of Business Administration from Florida International University and is also a Certified Financial Planner. Mr. Singer’s academic degrees, combined with his extensive professional experience in financial advising and public securities, provide our board with a greater understanding of financial and investor relations issues.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FOUR CLASS III DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

 Information Regarding Other Members of the Board of Directors and Key Employees

The following describes at least the last five years of business experience of our directors not standing for re-election, executive officers and key employees. The descriptions include any other directorships at public companies held during the past five years by these persons.  No family relationship exists between any director and executive officer of the Company.

Officers and Directors

John M. Brown, age 71, is the founder of Zion and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000. He also served as our Chief Executive Officer until September 2004 and as President until October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valenite, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003 and is an officer and director of M&B Holding Inc. (a Nevada corporation) based in Dallas, Texas, the sole shareholder of M&B General Contracting Inc. (a Delaware corporation). These companies primarily provide cement walls and floors for industrial buildings, office buildings and home developers. Prior to founding the Company, Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for many years. His efforts led to our obtaining, in May 2000, the Ma'anit License in the Joseph Project, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. Mr. Brown’s senior management experience in two fortune 500 companies as well as his extensive experience in the oil and gas sector in the State of Israel provides with him with the insight and vision needed to serve as chairman of our Board of Directors.

Richard J. Rinberg, age 58, was appointed a director in November 2004 and appointed Chief Executive Officer of the Company in March 2007. He served as President of the Company from October 2005 to March 2007. Since 1996, Mr. Rinberg has been a private investor and manager of his own and his family funds. From 1979 through 1996, he served as Managing Director of the Rinberg Group, a corporate group based in England active in the precious metals and jewelry industry, property development and securities trading. In the early 1980s Mr. Rinberg was elected a Member of the London Diamond Bourse and in 1987 he was elected an Underwriting Member at Lloyd's of London Insurance Market. Between 1975 and 1978, Mr. Rinberg was on the staff of Spicer & Pegler (Chartered Accountants) and, in 1978, was admitted as a Member of The Institute of Chartered Accountants in England and Wales. Mr. Rinberg holds a Bachelor of Science Honors Degree in Mathematics from University College, the University of London. Mr. Rinberg also serves on the board of The Abraham Foundation and the Bnei Joseph Foundation (R.A.).  Mr. Rinberg’s experience in managing and overseeing a diversified business practice, as well as his accounting background, equip him with the skill set needed to meet the challenges that we expect to face.

William L. Ottaviani, age 50, was appointed President and Chief Operating Officer on January 31, 2010 and a director on April 7, 2010. Mr. Ottaviani, a petroleum engineer by training, served as Chief Operating Officer at Rex Energy Corporation from November 2007 to September 2009. From September 2009 to the present, he has been working as an independent consultant. From 1982 until November 2007, Mr. Ottaviani served in various management, engineering, operational and staff assignments for Chevron and its affiliated companies, with assignments in California, Louisiana, Indonesia and Angola.  During his Angola assignment from 2002 until 2007, Mr. Ottaviani served as both a Senior Petroleum Engineering Advisor and Asset Development Manager.  He received his Bachelor of Science degree in Petroleum and Natural Gas Engineering from Pennsylvania State University and his M.B.A. from California State University, Bakersfield. Mr. Ottaviani’s petroleum engineering background and experience provides the Board with the experience and breadth needed to consider the options that are available in determining drilling/exploration issues.

Ilan Sheena, age 52, was appointed Chief Financial Officer in March 2011. Mr. Sheena has been Vice President (Finance) of the Company's Israeli Branch since November 2009.  Mr. Sheena is an accounting professional with broad local and international experience. He has a degree in Accounting and Economics from Tel Aviv University and is a member of the Institute of Certified Public Accountants in Israel. From 1985 to 1988 he worked for Somekh Chaikin (KPMG) in Israel where he specialized in both auditing and taxation, primarily for hi-tech and life science companies. From 1988 to 1989 he worked in Sydney, Australia for Horwarth & Horwath chartered accountants. From 1989 to 1993, he worked in Sydney, Australia for Alcatel Australia, the French based telecommunications equipment manufacturer, as a financial accountant, where he specialized in financial reporting as well as project accounting. Returning to Israel in 1993, he became the Financial Controller of Arel Communications, a high-tech start-up that progressed to a NASDAQ listing. Between 1995 and 1996, he was the Chief Financial Officer of RCI Israel, a subsidiary of a leading U.S. based leisure industry company. Between 1996 and 1998, he worked for Bezeq International, the Israeli telecommunications company, as its Financial Controller and Finance Manager. Between 1998 and 2000, Mr. Sheena worked at Verint Systems, a key subsidiary of the Comverse Group (a Telco software company) as its Finance Manager and Financial Controller. Between December 2000 and December 2008, he was employed by Portview Communications Partners L.P., a venture capital fund (with investors such as JP Morgan, Siemens, EDF, AXA and Schlumberger), as its Chief Financial Officer (December 2000 - January 2007) and as an Advisor (January 2007 - December 2008); Mr. Sheena also was a member of the venture capital fund's general partner.

Forrest A. Garb, age 80, was appointed a director of Zion Oil in November 2005.  Mr. Garb is a petroleum engineer who has provided independent consulting services for more than 45 years.  His consulting career began with H.J. Gruy and Associates, Inc. and its successors, where he served as a vice president for four years, executive vice-president for ten years, and president for fifteen years, until leaving in 1986, following Gruy's merger into a public company.  In his capacity as president, Mr. Garb contracted, performed and supervised over 12,500 projects ranging from simple evaluations to sophisticated reservoir simulations.   In 1988, Mr. Garb founded Forrest A. Garb & Associates, Inc., a privately-owned petroleum consulting firm, where he served as chairman and chief executive officer until his retirement in 2003 and sale of his interests in the company to its key employees.  Prior to entering into consulting, Mr. Garb was educated in petroleum engineering at Texas A&M University (BSc and Professional MSc) and received his early training at Socony Mobil Oil Company in Kansas, Texas, Louisiana and Venezuela.  Mr. Garb is a member of the Society of Petroleum Engineers and is a past President of the Society of Petroleum Evaluation Engineers.  He is a member of the Association of Computing Machinery, the American Arbitration Association, the Petroleum Engineers Club of Dallas, the Dallas Geological Society, and is a member of the American Association of Petroleum Geologists.  He is a charter member of The American Institute of Minerals Appraisers.  He is a registered professional engineer in the state of Texas. Mr. Garb’s petroleum engineering background and vast experience in the petroleum industry spanning over 45 years provides our board with a valuable resource in assessing oil and gas prospects.

Julian Taylor, age 57, was appointed a director of Zion Oil on June 16, 2009. Mr. Taylor is the founder of Tangent Trading Ltd, an international non-ferrous scrap metal trading company formed in 1985 with offices in London, U.K. and Los Angeles, U.S.A.  In 2006, Tangent Trading Ltd was elected to the membership of the London Metal Exchange and in 2008 Tangent Trading Ltd was included by The Sunday Times newspaper (in the U.K.) in its 'Profit Track 100' list of Britain's fastest growing private companies.  Mr. Taylor has led Tangent Trading from inception in 1985. Mr. Taylor has over 37 years experience in trading metals internationally. Prior to forming Tangent in 1985, he was affiliated with Amalgamated Metal Corporation plc (an international holding company with origins in metal merchanting), as a trader since 1978. Prior to such time, from 1972 to 1978, he was a trader at S&W Berisford plc (a U.K. listed merchanting and commodity trading conglomerate). Mr. Taylor’s background and business experience furnishes to our board access to a greater understanding of financial and investor relations issues.

Robert Render, age 81, was appointed a director in January 2011. Mr. Render previously served on the Company’s Board of Directors from September 28, 2004 through June 16, 2009, the date of the Company’s 2009 annual meeting of the shareholders whereupon he did not stand for re-election. From 2003 until the present, Mr. Render has been a private investor and consultant. Mr. Render served from 1994 to 2002 as Chairman and CEO of the Green Thumb Companies and Milburn Peat, manufacturers and distributors of peat moss, soils and mulches for the lawn and garden industries. Prior thereto, from 1985 to 1992, he was a director of and consultant to Hyponex Corporation (NASDAQ) and thereafter, from 1992 to 1994, he was a consultant to the Scotts' Corporation (NYSE), the controlling shareholder of Hyponex. Between 1978 and 1985, Mr. Render served as Chairman, President and Chief Executive Officer of Hyponex Corporation (NASDAQ) previously known as Old Fort Industries. From 1964 until its acquisition by Old Fort Industries in 1969, Mr. Render served as President of Anderson Peat Company and, from 1969 to 1978, he served as Executive Vice President of Old Fort Industries. From 1952 to 1963, Mr. Render served as Vice President of Sales and Marketing for Sno-Bol Company. In 1957 he founded Render Associates, a national sales company specializing in lawn and garden products which later merged into Anderson Peat Company. In 1962-1963 Mr. Render was President of the Christian Businessmen's Club in Pontiac, Michigan and in 1964-1965, he served as Chairman of the Industrial Group of the United Fund in Pontiac. In 1967-1968, Mr. Render was a member of the Executive Committee of the American Society of Testing and Materials and in 1969-1970, he served as President of the U.S. Peat Producers Association. Mr. Render’s background and business experience with a publicly traded company furnishes to our board access to a greater understanding of financial and investor relations issues.

Key Employees

Dr. Eliezer Kashai has been Vice President - Israeli Exploration of Zion since October 2000. Dr. Kashai studied geology in the University of Sciences, Budapest, Hungary, holds Masters and Ph.D. degrees from Hebrew University, Jerusalem and is a widely recognized authority on the Triassic formation of Israel. Dr. Kashai has over   50 years of geological experience in Israel working until his retirement in 1987 for the national petroleum companies of Israel, including almost 30 years for Lapidoth Israel Oil Prospectors Company, Ltd. and Oil Exploration (Investments) Ltd., where he served in progressively responsible positions.  At Lapidoth during 1959-75, he served as senior geologist, assistant chief geologist, acting chief geologist and chief geologist.  At Oil Exploration (Investments) Ltd. during 1975-87 he was first chief geologist, then deputy managing director responsible for all of that company’s exploration efforts.  Following his retirement in 1987 and through 1998, Dr. Kashai worked as an exploration consultant for various companies active in petroleum exploration in Israel, including Israel National Oil Company, Lapidoth, Naphta Petroleum, ABJAC-Mazal Ltd., Nordan Oil and Gas, and Sedot Neft, Ltd. where he was responsible for the original geological interpretation of Ma’anit.  He began consulting for Mr. Brown in connection with the Joseph Project in late 1999 and for us in April 2000. Dr. Kashai has served as president of the Israel Geological Society and is responsible for five geological publications and nearly 100 unpublished company reports on exploration projects, drilling recommendations, subsurface geological analysis and well evaluations.

Dr. Kashai provides services to us on an as needed part-time basis at an hourly consulting rate, subject to a minimum monthly commitment.  Dr. Kashai is an officer of our Israeli branch, but not the corporation.

Patti Beals, has been Chief Accounting Officer since July 2010. Ms. Beals joined the Company in December, with a primary focus on Sarbanes-Oxley compliance.  From August 2007 to June 2009, Ms. Beals was affiliated with Ajilon Financial Solutions, a professional recruitment firm, as the Practice Director managing the company’s Dallas division.  Prior to such time, from August 2006 to August 2007, she worked at Robert Half Management Resources, a professional recruitment firm, where she placed senior level accounting and finance professionals on a project or interim basis.  From January 2005 to August 2006, she worked at Matrix Bancorp, a financial institution, where she was a Vice President, Director of Sarbanes Oxley and oversaw the firm’s Sarbanes-Oxley compliance.  From March 2003 to January 2005, Ms. Beals worked as an independent consultant with a primary focus on Financial and Sarbanes Oxley Compliance. From March 2001 to March 2003, she was a Finance Manager at AMN HealthCare Services, Inc., a leading healthcare staffing and management services company.  Ms. Beals started her career with KPMG and has worked for several major international companies, including, Mead Corporation and International Paper, where she served as a manager of business analysis.

Stephen E. Pierce was retained as our consulting geologist for the drilling of the Ma’anit #1 and subsequent exploration and development in February 2005. He joined Zion on a full time basis in October 2005 and, since June 2006, he has served as our Exploration Manager. From 1995-2005, Mr. Pierce served as project geologist for Murfin Dilling Co. in the Caribbean, primarily in the Dominican Republic. For the period of 1992-1995, Mr. Pierce was consulting geologist for several small independent companies, including Petrolera Once of Dominican Republic, Century Guyana, Ltd. of Guyana, and Hydrocarbons International of Colombia. He also worked as consulting geologist for Dames and Moore in Texas, Wyoming, Costa Rica and Mexico during this time, as well as doing independent consulting work in Panola and Shelby Counties in East Texas. From 1985-1992, he acted as senior geological advisor for Mobil Oil Corporation, and from 1980-1985, he worked as senior geologist for Superior Oil Co. He served as senior geologist in Pakistan for UNOCAL from 1974-1979. Mr. Pierce received his M.S. in geology from San Diego State University in 1974 and his B.S. in geology from California State University in 1971. Mr. Pierce holds the title of Professional Geologist with the State of Wyoming and holds memberships with the American Association of Petroleum Geologists and the American Institute of Professional Geologists.

Resignations and Departures

Ms. Sandra Green resigned as our Chief Financial Officer and Vice President on July 8, 2010.

Mr. Kent Siegel resigned as our Chief Financial Officer and Senior Vice President, as well as a director, effective March 31, 2011.

Information Regarding the Board of Directors and Committees

During the fiscal year ended December 31, 2010, the Board met five times and acted by unanimous consent on 18 occasions.  Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of any committees of the Board on which they served.

The Company does not have a policy on attendance by directors at the Company's annual meeting of stockholders. All of the directors serving at the time of 2010 annual meeting attended the Company's 2010 annual meeting held in Israel on June 14, 2010.

Board Leadership Structure

For many years, even before the Company was publicly traded, we separated the roles of Chief Executive Officer and Chairman of the Board of Directors, in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting and implementing the business goals of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer, especially with regard to the vision and mission to which the Company is committed.

This decision is based upon the Board’s determination of what is in the current best interests of the Company and its shareholders, in light of current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions and other relevant factors. Mr. Brown has been the Company’s Chairman since its inception in 2000 and provides the overall guidance and vision to which the Company is committed. Mr. Rinberg has been affiliated with the Company since March 2003. The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company, the skills and experience of Mr. Brown and Mr. Rinberg, is a leadership structure based on the experienced leadership afforded by a full-time Executive Chairman (currently Mr. Brown, former Chairman, President and Chief Executive Officer of the Company) and a full-time Chief Executive Officer (currently Mr. Rinberg). Both positions are subject to oversight and review by the Company’s independent directors. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. A combined Chairman and Chief Executive Officer Board leadership structure has previously served the Company and, depending on future circumstances, may serve the Company’s purposes in the future.

Our Board of Directors believes that its current leadership structure is appropriate because it strikes an effective balance between management and independent leadership participation in the Board of Directors process.

Board Committees

As described below, the Company's Board of Directors has established the following committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members of the committees are appointed annually by the Board to serve at the discretion of the Board until their successors are appointed or the earlier of their resignation or removal.

Of the ten current members of our Board of Directors, six (Messrs. Oroian, Taylor, Druckman, Garb, Singer and Render) meet the criteria of independence set by the NASDAQ Exchange for membership on the board of a NASDAQ listed company ("NASDAQ independence criteria").

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, or have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company's directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an "independent" director cannot be one of the Company's officers or be in a position, directly or indirectly, to control the Company's management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

Audit Committee. The Company's Audit Committee is currently comprised of Messrs. Oroian, Garb and Singer. Mr. Oroian was elected to serve as chairman. All three current members of the Audit Committee satisfy both the SEC independence criteria and the NASDAQ independence criteria. The principal function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) performance of the Company's independent and, upon establishment of such function, internal auditors, (5) the business practices and ethical standards of the Company and (6) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors.

Mr. Kent Siegel served on the Audit Committee until his resignation from the committee on July 9, 2010 upon his appointment as the Company Chief Financial Officer and Senior Vice President. Mr. Julian Taylor was appointed to the Audit Committee on July 9, 2010, on a temporary basis, to fill the vacancy created by Mr. Siegel’s resignation. Subsequently, on August 11, 2010, Mr. Taylor resigned from the Audit Committee and Mr. Singer was appointed to fill such vacancy. Effective March 31, 2011, Mr. Siegel has resigned from all positions with the Company, including his directorship.

During the fiscal year ended December 31, 2010, the Audit Committee met or acted by unanimous consent on 4 occasions. The Board adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act, the rules and regulations of the SEC and the listing and corporate governance requirements of NASDAQ. A copy of the charter is available on our website at http://www.zionoil.com/investor-center/corporate-governance.html.

The Board has determined that all members of the Audit Committee meet and, until his resignation from the committee on July 9, 2010, Mr. Kent Siegel met, the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Securities Exchange Act of 1934 (the “Exchange Act”).  In addition, the Board has determined that Mr. Oroian qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”).

Compensation Committee. The Board has established a Compensation Committee currently comprised of Messrs. Taylor, Oroian and Garb.  Mr. Taylor was elected to serve as chairman.  All three current members of the Compensation Committee satisfy, and, until his resignation from the committee on July 9, 2010 as discussed below, Mr. Kent Siegel satisfied, both the SEC independence criteria and the NASDAQ independence criteria.  The Board has charged the Compensation Committee with the following responsibilities: (i) the review and recommendation to the Board of the terms of compensation, including incentive compensation and employee benefits of the directors and senior officers of the Company; and (ii) the determination of the terms of employee benefit plans (including stock incentive and stock option plans), the granting of awards under the plans and the supervision of plan administrators.

Mr. Kent Siegel served on the Compensation Committee until his resignation from the committee on July 9, 2010 upon his appointment as the Company Chief Financial Officer and Senior Vice President. Mr. Forrest Garb was appointed to the Compensation Committee on July 9, 2010 to fill the vacancy created by Mr. Siegel’s resignation. Mr. Siegel resigned from his positions as the Company Chief Financial Officer and Senior Vice President, and as a director of the Company, on March 31, 2011.

The Company adopted a formal, written compensation committee charter that complies with the requirements of the Exchange Act, SEC rules and regulations and the listing and corporate governance requirements of NASDAQ.

The Compensation Committee reviews and recommends to the Board for approval compensation arrangements for all of our executive officers and non-employee directors and oversees equity incentives.  The Chief Executive Officer recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee.  Except for these roles, executive officers of the Company do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors.  Our Chief Executive Officer has no role in approving his own compensation. The Compensation Committee periodically reviews the compensation of non-employee directors, primarily by reference to the compensation of non-employee directors at similarly situated companies. By its charter, the Compensation Committee may not delegate its authority.

As further discussed below under the caption “Compensation Discussion and Analysis”, in September of 2009, the Compensation Committee retained Thomas Roney LLC (“Thomas Roney”), a compensation consultant, to assist it in evaluating executive compensation for 2009.  In connection with its retention, the Compensation Committee instructed Thomas Roney to provide market data, analyses and recommendations concerning executive officer compensation levels and information on current compensation trends and market data related to benchmarking groups and compensation levels. Thomas Roney submitted its report and recommendations to the Compensation Committee in October 2009.

The Compensation Committee acted by unanimous consent on six occasions during the fiscal year ended December 31, 2010. A copy of the charter is available on our website at http://www.zionoil.com/investor-center/corporate-governance.html.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (1) has ever been employed by us, as an officer or otherwise, or (2) has or had any relationship with us in 2010 requiring disclosure pursuant to SEC rules. Additionally, in 2010, none of our executive officers served as a member of the compensation or similar committee or as a member of the board of directors of any other entity of which an executive officer of that entity served on the Compensation Committee or Board. Mr. Siegel, a member of the Company’s Compensation Committee, resigned from that committee prior to his appointment as the Company’s Chief Financial Officer Senior Vice President.

Nominating and Corporate Governance Committee. The Board has established a Nominating and Corporate Governance Committee currently comprised of Messrs. Druckman, Oroian and Taylor.    All three current members of the Compensation Committee satisfy, and, until his resignation from the committee on July 9, 2010 as discussed below, Mr. Kent Siegel satisfied, both the SEC independence criteria and the NASDAQ independence criteria. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

Mr. Kent Siegel chaired the Nominating and Corporate Governance Committee until his resignation from the committee on July 9, 2010 upon his appointment as the Company Chief Financial Officer and Senior Vice President. Dr. Yehezkel Druckman was appointed to the Nominating and Corporate Governance Committee on July 9, 2010 to fill the vacancy created by Mr. Siegel’s resignation and is the current chairman. Mr. Siegel resigned from his positions as the Company Chief Financial Officer and Senior Vice President, and as a director of the Company, on March 31, 2011.

The Committee acted by unanimous consent on seven occasions during the year ended December 31, 2010.  The Board has adopted a formal written charter for the Nominating and Corporate Governance Committee that complies with the requirements of the Exchange Act, SEC rules and regulations and the listing and corporate governance requirements of NASDAQ addressing the process for identifying and evaluating nominees. In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders.  A copy of both the Nominating and Corporate Governance Committee charter and the director nominee policy are available on our website at http://www.zionoil.com/investor-center/corporate-governance.html.

Nominations for the Board of Directors

The Nominating and Corporate Governance Committee of the Board of Directors will consider director candidates based upon a number of qualifications, including their independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. In addition, the Nominating and Corporate Governance Committee requires that director candidates have integrity and accountability, informed judgment, peer respect, high performance standards, passion, creativity and support the corporate mission of the Company to assist Israel, the land and its people, in achieving political and economic security through the exploration for and discovery and development of petroleum and other energy resources in Israel.

The Nominating and Corporate Governance Committee makes every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable.

The Nominating and Corporate Governance Committee has not relied upon third-party search firms to identify director candidates, but may employ such firms in the future if deemed appropriate. The Nominating and Corporate Governance Committee may rely upon, receive and review recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The Board retains complete independence in making nominations for election to the Board.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Committee believe that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in the oil & gas industry. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Stockholders of the Company who beneficially own more than two percent (2%) of the Company's then outstanding shares of Common Stock may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Dr. Charlie Druckman, Chairman, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 6510 Abrams Road, Suite 300, Dallas, Texas 75231. A stockholder nomination must contain the following information about the nominee:

•	Name;
•	Age;
•	Business and residence addresses;
•	Principal occupation or employment;
•	The number of shares of the Company's Common Stock and other Company securities held by the nominee;

•	A resume of his or her business and educational background;
•	The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and
•	A signed consent of the nominee to serve as a director, if nominated and elected.

 The nomination should also contain the following information concerning the nominating stockholder:

•	Name
•	Address
•	The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.
•	The nature of the holdings – whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and
•
Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board of Directors, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board of Directors. Additionally, our three Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any of the committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board of Directors.

AUDIT COMMITTEE REPORT

The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board.  The Audit Committee operates under a written charter adopted by the Board which is available on the Company's website at http://www.zionoil.com/investor-center/corporate-governance.html.

The Audit Committee has met and held discussions with management and Somekh Chaikin, Certified Public Accountants (Isr.), a member of KPMG International (“KPMG Somekh Chaikin”), the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's financial statements for the year ended December 31, 2010 were prepared in accordance with generally accepted accounting principles. The Audit Commitee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee discussed with the independent auditors the auditor's independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions With Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE
Paul Oroian
Forrest A. Garb
Marc Singer

March 15, 2011

Code of Business Ethics and Conduct

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at http://www.zionoil.com/investor-center/corporate-governance.html, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

Insider Trading Policy Statement

We adopted, on January 8, 2009, an Insider Trading Policy Statement that applies to our directors, officers and designated employees.

Stockholder Communications With The Board Of Directors

We have adopted a formal process for stockholders to communicate with the Board of Directors which has been posted on our web site at http://www.zionoil.com/investor-center/corporate-governance.html.  Stockholders may communicate with the Board of Directors by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Director, to:

Mr. Oroian, Lead Director
Zion Oil & Gas, Inc.
6510 Abrams Road, Suite 300
Dallas, Texas 75231

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. We will make copies of all such letters received and circulate them to the appropriate director or directors.

If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Director.  In general, Company personnel will not censor or edit such communications and any stockholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions.  However, we reserve the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board of Directors should be mailed to the Board of Directors in accordance with the procedures described above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the principles, policies, and practices that formed the foundation of our compensation program in fiscal year 2010 and explains how they applied to our named executives for fiscal year 2010, who are our Chief Executive Officer (CEO), each person who served as our Chief Financial Officer (CFO) during fiscal 2010 and our top three highest paid other executive officers, who we refer to collectively as our named executive officers.

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultants. The Compensation Committee reviews and recommends to the Board for approval compensation arrangements for all of our executive officers and oversees equity incentives.

Our Executive Compensation Philosophy and Objectives

We are engaged in the exploration of oil and gas in onshore Israel and currently face a very challenging economic environment.  Our success depends upon our talented employees and the leadership provided by our named executive officers is a key factor in our success.  We have designed our executive compensation program to achieve the following objectives:

•	Attract and retain highly qualified talent. Attract, motivate, and retain management talent of high quality in a competitive market.

•
Align the interests of our executives with stockholders. We believe our programs should align the interests of Zion’s management and stockholders in the overall success of the Company in planning and working towards multi-well, long-term exploration and drilling programs in Israel towards its mission of discovering and producing commercial quantities of oil and gas in Israel.

•
Manage resources efficiently. Employee compensation is a significant expense for us.  We strive to manage our compensation programs to balance our need to reward and retain executives with preserving stockholder value.

Zion's executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

•	the individual's position and responsibilities within the Company;
•	the overall importance of the individual's responsibilities in helping the Company achieve success:
•	specific tasks that the individual may be required to perform during a particular time period;
•	the individual's skill set, experience and education;
•	market conditions, as measured by (among other things) feedback from recruiters and the Company's knowledge of peer company compensation policies;
•	geographical considerations, including the cost of living associated with Texas, Pennsylvania and Israel, where the Company's offices are located;
•	advice from third party economic consulting and compensation firms;
•	the Company's performance in areas for which the individual has responsibility; and
•	the Company's overall performance in its mission.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

•
Base Salary. The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace.  We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•	Equity Award. The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

•
Discretionary Cash Bonus Award. The Compensation Committee has historically awarded cash bonuses on occasion in recognition of strong company performance or to reward significant individual contributions.  Historically, the Compensation Committee has retained the discretion to determine individual cash bonus awards after the completion of a fiscal year.

•	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees

Our Process of Establishing Executive Compensation

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our CEO recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee.  Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors.  Our CEO has no role in approving his own compensation. The Compensation Committee periodically reviews the compensation of non-employee directors, primarily by reference to the compensation of non-employee directors at similarly situated companies. By its charter, the Compensation Committee may not delegate its authority.

Our executive compensation program is administered by the Compensation Committee with the assistance of our CEO. Within the last five years, the Compensation Committee has twice retained the firm of Thomas Roney LLC (“Roney”), an independent economic and compensation consultant, to provide an opinion with regard to reasonable compensation ranges for the senior Zion officers.  In their initial report, submitted in June 2007, Roney concluded that the most relevant comparison metric was market capitalization (“market cap”) and identified 21 companies that had a market cap of between $22 and $550 million to compare to Zion. In September 2009, the Compensation Committee retained Roney to assist it in evaluating executive compensation for 2009 and proposed changes to executive compensation.   In an updated report furnished to us in October 2009, Roney narrowed the number of companies from the original 21 to nine, based on changes to their market cap as well as Zion’s. Roney believed that the only reliable metric for comparison was market capitalization.  Since Zion is currently a development stage company with no production and revenue, we do not have the operating metrics to use for comparison purposes.

In making its compensation decisions in fiscal 2010, the Compensation Committee engaged in a multi-faceted review process.  The Compensation Committee reviewed our executives’ base salaries, total cash compensation (base salary plus cash bonuses), long-term incentive compensation and total compensation (total cash compensation, long-term incentive compensation plus all other compensation).  In light of the general economic conditions, the Compensation Committee determined it was not necessary to perform an updated comprehensive study, but rather used its judgment in applying the market information derived from the fiscal 2009 Roney study.

Compensation Analysis under the Roney Report

At the time of the original study in June 2007, Zion had a $68 million market cap.  For their updated study, Roney used the September 15, 2009 Zion market cap of $163 million. As of March 31, 2011, Zion’s market cap was $119 million.

For purposes of the analysis, Roney considered Zion’s size to be a micro-cap company.  The definition of a micro-cap company can vary in various financial circles and over time but generally, these are companies with a market capitalization of less than $300 million. To individually and jointly make an assessment for CEO and other named executive officers, Roney collected data on comparable companies that were selected based on their size, industry segment, and stage of development. The group was selected from a list of all companies that are part of the oil and gas drilling and exploration industry. Roney opined that this criterion was effective in yielding an appropriate survey and benchmark group of comparative groups.

The nine companies served as a set of comparable companies to Zion (the “Comp Set”).  Roney’s analysis was conducted independent of any Zion proposals and therefore Roney arrived at its projected range of compensation independent of the then current compensation levels or any proposed by Zion.

Roney collated compensation information on the Comp Set, statistically analyzed the Comp Set relative to Zion’s market cap and arrived at conclusions and opinions with regard to the desirable compensation range of Zion’s senior officer management team.

The Comp Set was comprised of the following companies:

1.	Brigham Exploration Co.
2.	Contango Oil & Gas Co.
3.	FX Energy Inc.
4.	Harvest Natural Resources, Inc.
5.	Hyperdynamics Corp.
6.	NGAS Resources Inc.
7.	Toreador Resources Corp.
8.	Union Drilling Inc.
9.	Vaalco Energy Inc.

The 2009 study focused on four key officer positions and gave Roney’s opinion regarding the proposed compensation paid by Zion for all officers as a whole and for the individual positions as compared to the Comp Set of companies.

The four key positions and Zion’s proposed cash salaries were:

•	Chief Executive Officer (CEO)	$400,000
•	President & Chief Operations Officer (COO)	$375,000
•	Executive Vice President & Chief Financial Officer (CFO)	$250,000
•	Vice President of Administration	$170,000
	Total	$1,195,000

While the analysis revealed a broad range of compensation within the Comp Set, Roney believed that Zion’s market cap is not statistically different from the Comp Set market cap.  The following assessment emerged:

Table 1: Total Compensation by Officer for Comp Set (derived from 2009 14A)
Average Comp Set Compensation	Min	Average	Max
CEO	$407,306	$1,814,715	$8,637,172
COO	214,366	791,830	1,688,822
CFO	320,439	611,245	1,377,832
VP Administration	291,058	607,944	1,214,677

Total compensation for executives generally consists of the following five categories:
•	Cash salaries
•	Cash bonuses
•	Stock awards
•	Stock options
•	Other

Table 2: Constituent Analysis of Compensation of Average Comp Set

	Cash Salary	Cash Bonus	Stock Awards	Value of Option Grants	Other	Total Comp
CEO	$358,066	$995,333	$115,951	$318,790	$26,574	$1,814,715
COO	242,568	198,984	114,275	195,525	40,477	791,830
CFO	224,270	163,742	80,642	124,881	17,710	611,245
VP Admin	221,832	122,696	80,958	164,677	17,781	607,944
Total	1,046,736	1,480,755	391,826	803,873	102,542	3,825,734
% of Total Compensation	27.4%	38.7%	10.2%	21.0%	2.7%	100.00%

The Comp Set was large enough to help form an opinion about Zion’s compensation relative to officers’ compensation packages of companies in the Comp Set.  The percentage of total officer’s compensation to company’s market cap is one of the variables of interest. The other variables that they reviewed included CEO, COO, CFO, and VP Administration’s compensation as a percentage of the total market cap of the company and as the percentage portion of total compensation.

As part of the total compensation review process, they reviewed each company in the Comp Set along with the mix of compensation that comprises the total executive compensation package. This process compared relative data for the total compensation and individual executive positions to similar data for Zion’s executives. Compensation paid to the executive officers in a company should be aligned with the company’s performance on both a short-term and long-term basis, while remaining competitive. Zion is competing for executive talent with that of its peer companies.

Base Salary

The base salaries paid to executive officers are the basic compensation for their services and are based on the scope of officers’ responsibilities, individual performance, and experience while also taking into account competitive market compensation paid by other companies for similar positions. Zion should be paying within the range of salaries being paid to executives in similar positions with similar responsibilities at comparable companies. In 2009, Zion's Compensation Committee proposed a total base salary for the CEO, COO, CFO, and VP Administration, of $1,195,000. The average Comp Set Cash salary compensation for the combined CEO, COO, CFO, and VP Administration, was $1,046,736. In 2010, Zion paid a total base salary for the CEO, COO, CFO, Executive Chairman, of $803,731.

Cash Bonus

The purpose of the cash bonus is to reward company officers as employees for their performance in achieving individual and corporate accomplishments that result in increased shareholder values. Performance objectives are established in each company individually and are reviewed on an annual basis. Most of these objectives have a certain built-in calculation that takes into account revenue growth, reserve additions, acquisition of new land and other opportunities. The average cash bonus category for the Comp Set comprises 38.7% of the total average compensation package. Roney suggested that Zion may want to consider implementing a cash bonus plan consistent with the companies in the Comp Set.  To date, Zion has not established any such plan.

Stock Awards

Several equity compensation plans are implemented by companies in the Comp Set. Equity incentives represent a significant element of the total compensation program. These plans are designed to represent both the long-term and short-term interests of a company. Various stock-based awards included in annual total compensation were combined together into one category in this report and are referred to as Stock Awards. Under the total compensation plan, stock awards comprise approximately 10% of the total average compensation for the Comp Set. Roney suggested that Zion may want to consider implementing a stock award plan consistent with the companies in the Comp Set.  To date, Zion has not established any such plan.

Value of Option Grants

Stock options provide an appropriate balance between rewarding immediate performance and encouraging officer retention at a company. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options is determined generally by reviewing the competitive data from the similar companies. Roney made no recommendations to Zion with regard to this category.

Other Compensation

Companies generally offer other perquisites and benefits to their officers. These benefits clearly vary by the company and include a vast spectrum of items. The average payment comprises 2.7% of the total compensation of the Comp Set.  Roney suggested that this category would also include medical, disability and life insurance benefits and recommended that Zion review their existing benefit package and make specific recommendations to the Compensation Committee.

Roney’s Conclusions

The vast majority of companies use incentive compensation as a portion of total compensation. Roney noted that Zion relies primarily on cash salary only as compensation.  Roney opined that the proposed compensation package for Zion is comparable to the compensation offered by the nine companies in the Comp Set.  However, Zion’s proposed “aggregate compensation for all officers” as a percentage of market capitalization is very low relative to the Comp Set, ranking 9th out of 10 total companies (including Zion) in this metric.  For the Comp Set, cash salary only accounts for just over 27% of total compensation.  However, since Zion does not currently have active oil and gas production and cash flow, it will be difficult to fashion appropriate incentives.

The proposed total compensation for each Zion officer fell below or within the bottom range of total compensation considered appropriate when compared to the Comp Set.  For all positions, the proposed Zion officers’ compensation was well below the Comp Set average.  The total compensation amounts proposed for the senior officers of Zion are comparable and reasonable, if below average, for the Comp Set.

Our Compensation Program Decisions

Zion's executive compensation programs are designed to:

•        attract and retain highly qualified, talented and experienced management personnel;

•        motivate and reward members of management whose knowledge, skills, performance and business relationships are critical to our success; and

•        align the interests of Zion’s management and stockholders in the Company’s overall success in planning and working towards multi-well, long-term exploration and drilling programs in Israel towards its mission of discovering and producing commercial quantities of oil and gas in Israel.

In this sense, having a competitive and market-based compensation program, as compared with Zion's peer companies is very important.

However, Zion’s vision establishes that from our inception, our calling has been to assist Israel in the restoration of the land by finding and producing oil and gas and helping to make Israel politically and economically independent.  Indeed, Zion firmly believes that we are “a special company with a special task in a special country (Israel).”  As such, while compensation is certainly important for our named executive officers, their primary motivation is Zion’s overall vision which drives their involvement with the Company.

Base Salary

All of our named executive officers are subject to individual employment agreements. Accordingly, base salaries are fixed. However, periodically there are raises granted.

With respect to 2010, the Committee reviewed relevant factors, including compensation paid to chief executive officers of our peer companies.  In light of the challenging economic environment in early fiscal 2010, the Committee determined to maintain the salaries of our named executives, including our Chief Executive Office at its then current level. The only exception to the above was the salary increase awarded to our Chief Accounting Officer in connection with her appointment to that position in 2010.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, currently consists of stock option grants. As is the case with base salary, option grants are typically governed by each officer’s employment agreement.

Nonetheless the Committee will from time to time grant options outside of the executive’s personal employment agreement. In determining the number of options to be granted to executive officers, the Committee takes into account the market data discussed above, internal pay fairness, the individual’s position and scope of responsibility the executive’s ability to affect profitability and stockholder value, the individual’s historic and recent job performance and the value of stock options in relation to other elements of total compensation.

In fiscal 2010, the Committee believed it was appropriate to place a heavier emphasis on long-term equity incentives on our executive officer compensation, as opposed to cash compensation in light of the challenging economic environment that we experienced in fiscal 2010 and the likelihood that this environment would continue into fiscal 2011.  The Committee’s intent was to more closely align our stockholders’ interest to create long-term value with that of our executive officers through equity incentives.  Accordingly, and as discussed further below, the Committee awarded long-term equity incentives to our executive officers and did not award any increase in base salary.

In January 2011, the Zion Board decided that it was both timely and appropriate to utilize the existing 2005 Stock Option Plan to award service providers, staff, management and Board members with incentive stock option awards. However, the incentive stock option awards were only to be exercisable after December 31, 2011 so as to ensure that all holders of Zion warrants which were issued in connection with our rights offering that was completed in December 2010  will be able, if they so desire, to exercise their warrants before the exercise of any of the proposed incentive stock option awards to service providers, staff & management and independent Board members.

In January 2011, the Board awarded the following incentive stock option awards to the Named Executive Officers:

John Brown (Executive  Chairman) - 30,000 stock options
Richard Rinberg (Chief Executive Officer) - 60,000 stock options
William Ottaviani (President and Chief Operating Officer) - 40,000 stock options
Patti Beals (Chief Accounting Officer) - 30,000 stock options
Kent Siegel (Former Chief Financial Officer) - 20,000 incentive stock options

The incentive stock option awards noted above have an exercise price of $2.50 and are only exercisable for 36 months, beginning January 1, 2012. They expire with no value on December 31, 2014.

Discretionary Cash Bonus Awards

The Committee, from time to time, may award discretionary cash bonuses to our executive officers.

In connection with the evaluation of executive compensation that occurred in January 2010, the Committee determined to award to Mr. Brown, our Executive Chairman, a sign-on bonus of $25,000 in connection with the execution of an agreement with him to serve as our Executive Chairman. The sign-on bonus related to vacation foregone in previous years by Mr. Brown, due to demands of Zion’s business. In March, 2010, the Committee determined to grant to Ms. Beals, our Chief Accounting Officer a cash bonus of $10,000; in December 2010, an additional cash bonus was made to Ms. Beals. The Board determined that the bonuses to Ms. Beals were appropriate in light of her work on our two rights offerings in 2010. Finally, in July 2010, the Committee determined to award a cash bonus of $10,000 to our then Chief Financial Officer, Mr. Kent Siegel in connection with his appointment as Chief Financial Officer. Mr. Siegel salary was at an annual salary of $100,000 and he was required to afford to us 60% of his time. We believe that the bonus was appropriate in light of the added responsibilities he took on. No bonus was awarded to our Chief Executive Officer.

Our cash bonuses were on an ad-hoc basis. We do not have any bonus program. The Board believes that any meaningful cash bonus program needs to be tied into performance targets and Zion does not currently have any oil and/or gas production.

General Benefits

In addition to the compensation opportunities we describe above, we also provide our executive officers benefits such as medical insurance, life and disability insurance.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board on April 13, 2011 that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Julian Taylor (Chair)
Paul Oroian
Forrest Garb

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation earned in 2008, 2009 and 2010 by our Chief Executive Officer, each person who served as our Chief Financial Officer during 2010 and each of our three most-highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation	Total
John Brown, Executive Chairman (2)	2008 2009 2010	120,000 120,000 165,000	-- -- 25,000 (4)	-- -- 130,200	27,443 (3) 39,002 (3) 74,232 (5)	147,443 159,002 394,432
Richard Rinberg, Chief Executive Officer	2008 2009 2010	275,000 (6) 275,000 (6) 340,625 (8)	-- -- --	202,000 280,000 260,000	64,251 (7) 78,998 (7) 118,619 (7)	541,251 633,998 719,244
William L. Ottaviani, President and Chief Operating Officer (9)	2008 2009 2010	-- -- 250,000	-- -- --	-- -- 50,000	-- -- 21,048 (10)	-- -- 321,048
Patti Beals, Chief Accounting Officer (11)	2008 2009 2010	-- -- 116,749	-- -- 20,000	-- -- --	-- -- 8,252 (12)	-- -- 145,001
Kent Siegel, Former Chief Financial Officer (13)	2008 2009 2010	-- -- 48,106	-- -- 10,000	-- -- _-___	-- -- 10,276 (14)	-- -- 68,382
Sandra F. Green, Former Chief Financial Officer (15)	2008 2009 2010	-- 216,525 (16) 115,701	-- 5,000 --	-- 144,000 (47,000)(18)	-- 9,577(17) 102,840 (17)	-- 371,910 171,541

1. Represents the full grant date fair value of stock options granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. Additional weighted average valuation assumptions related to option awards are included in Note 5J to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. These amounts reflect our accounting expense for these awards, and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options).

2. Mr. Brown was appointed Executive Chairman as of January 21, 2010. Mr. Brown has continuously served as Chairman of the Company’s Board since April 2000. Between January 18, 2008 and January 21, 2010, Mr. Brown was compensated under the terms of a Chairman of the Board Appointment Agreement (the “2008 Chairman Agreement”). The 2008 Chairman Agreement was replaced in January 2010 by an individual employment agreement upon his appointment as Executive Chairman. See “Employment Agreements – John Brown”.

3. Includes the following: With respect to 2008, (i) an annual director’s fee of $120,000 paid under the 2008 Chairman Agreement, of which amount $11,300 was paid in 2008 and $168,087 was deferred by agreement and paid in June 2009, (ii) cash reimbursement in respect of health and life insurance of $24,000 and (iii) expenses associated with use of company owned cell phone ($3,443).  With respect to 2009, (i) an annual director fee of 120,000 paid under the 2008 Chairman Agreement, of which amount $64,000 was paid in 2009 and $ 56,000 was deferred by agreement and paid in January 2010, (ii) cash reimbursement in respect of health and life insurance of $12,000 (iii) cash reimbursement in respect of office expenses of $24,000 and (iv) expenses associated with use of company owned cell phone ($3,002).

4. Represents a sign-on bonus paid to Mr. Brown in January 2010.

5. Includes the following: (i) an office allowance of $42,000, (ii) car allowance of $6,312, (iii) cash reimbursement in respect of health and life insurance of $24,000 and (iv) cell phone expense of $1,920.

6.  With respect to fiscal 2008, $120,000 was paid in 2008 and $155,000, deferred by agreement, was paid in June 2009.  With respect to 2009, $223,000 was paid in 2009 and $52,000, deferred by agreement, was paid in January 2010.

7. Includes amounts primarily consisting of customary Israeli employment-related benefits. For fiscal year 2008, amounts primarily consist of Israeli severance fund payments ($22,908), manager insurance ($13,750), disability insurance ($2,750), supplemental education fund contribution ($20,625) travel allowance ($1,800) and cell phone expenses ($2,418). For fiscal year 2009, amounts primarily consist of the tax reimbursement in respect of Israeli social benefits ($14,750) Israeli severance fund payments ($22,908), manager insurance ($13,750), disability insurance ($2,750), supplemental education fund contribution ($20,625) travel allowance ($1,858) and cellular phone expenses ($2,357). For fiscal year 2010, the amount includes the tax reimbursement in respect of the use of a company owned vehicle ($20,434) and for Israeli social benefits ($35,066), Israeli severance fund payments ($22,908), manager insurance ($13,750), disability insurance ($2,750), supplemental education fund contribution ($20,625) and cellular phone expenses ($3,086).

8. Includes payments in respect of unused vacation of $65,625 for the fiscal years 2008-2010.

9. Mr. Ottaviani’s employment with the Company commenced as of January 31, 2010.

10. Represents health and life insurance premiums of $19,200 and  cellular phone expense of $1,848.

11. Ms. Beals was appointed Chief Accounting Officer effective as of July 9, 2010. She has been in the employ of the Company since December 2009 with a primary focus on Sarbanes-Oxley compliance.

12. Includes health and life insurance premiums of $7,152, cell phone expense of $1,100.

13. Mr. Siegel was appointed Chief Financial Officer as of July 9, 2010 at an annual salary of $100,000. Mr. Siegel resigned from the employ of the Company (and his directorship) on March 31, 2011.

14. Represents a cash reimbursement in respect of health and life insurance of $10,276.

15.  Ms. Green served as Chief Financial Officer between February 1, 2009 and July 9, 2010, when her employment with us terminated. Ms. Green has been employed by Zion since March 2005 in the capacity of Director of Planning (through June 2007) and thereafter as Chief Accounting Officer (through January 2009).

16. Includes $21,667 which was previously deferred by agreement and paid in 2009.

17. Represents, for fiscal 2009, health and life insurance premiums of $7,704 and mobile expense account of $1,873. Represents for 2010, health and life insurance premiums paid of $4,690, mobile expense account of $2,000 and payment made in connection with the termination of employment in July 2010 and payments made in connection with the termination of employment in July 2010 of $96,150.

18. Ms. Green’s employment terminated as of July 9, 2010. The amount represents the value of 30,000 non-vested stock options that were granted in January 2009 but which were forfeited upon the termination of Ms. Green’s employment with the Company in July 2010.

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2010.

										All Other	All Other			Grant
										Stock	Option			Date
										Awards:	Awards:		Exercise	Fair
							Estimated Future Payouts			Number of	Number of		or Base	Value
			Under Non-Equity Incentive				Under Equity Incentive			Shares of	Securities		Price of	of Stock
			Plan Awards				Plan Awards			Stock or	Underlying		Option	and
	Approval	Grant	Units	Threshold	Target	Max	Threshold	Target	Max	Units	Options		Awards	Option
Name	Date(1)	Date(1)	Granted	($)	($)	($)	(#)	(#)	(#)	(#)	(#)		($/Sh-	Awards-
J John Brown	01/21/10		—	—	—	—	—	—	—	—	20,000	(2)	$0.01	$130,200

Richard Rinberg	01/21/10		—	—	—	—	—	—	—	—	40,000	(3)	0.01	260,400

William Ottaviani	01/31/10	03/31/10	—	—	—	—	—	—	—	—	2,020	(4)	0.01	49,793
	01/31/10	06/30/10	—	—	—	—	—	—	—	—	2,481	(4)	0.01	—
	01/31/10	09/30/10	—	—	—	—	—	—	—	—	2,414	(4)	0.01	—
	01/31/10	12/31/10	—	—	—	—	—	—	—	—	2,500	(4)	0.01	—

Patti Beals	—	—	—	—	—	—	—	—	—	—	—		—	—

Kent Siegel (5)	—	—	—	—	—	—	—	—	—	—	—		—	—

S Sandra Green (6)	—	—	—	—	—	—	—	—	—	—	—		—	—

1. All grants were approved by the Compensation Committee and ratified by the Board of Directors.

2. Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options vested at the rate of 5,000 shares at the termination of each calendar 90 day period, beginning March 31, 2010.

3. Represents grant of  stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options vested at the rate of 10,000 shares at the termination of each calendar 90 day period, beginning March 31, 2010.

4. Represents grant of fully vested stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Pursuant to the Mr. Ottaviani’s employment agreement with us, at the end of each calendar quarter, beginning with the quarter ended March 31, 2010, Mr. Ottaviani is entitled to fully vested options at a per share exercise price of $0.01 to purchase such number of Common Stock as shall equal $12,500 divided by the closing price on the last trading day of the respective calendar quarter of our publicly traded share of Common Stock, but in no event less than $5.00 per share.

5. Mr. Siegel was appointed Chief Financial Officer and Senior Vice President on July 9, 2010. Mr. Siegel resigned from his positions, and as a director of the Company, on March 31, 2011.

6. Ms. Green’s employment with us terminated effective July 9, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — DECEMBER 31, 2010

The following table sets forth certain information with respect to restricted stock and stock options held by our named executive officers as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John Brown	20,000	-	-	0.01	01.21.2020

Richard Rinberg	120,000	-	-	0.01	12.03.2017

William Ottaviani	9,415	-	-	0.01	01.31.2020

Patti Beals	-	-	-	-

Kent Siegel (1)	-	-	-	-

Sandra Green (2)	-	-	-	-

1. Mr. Siegel resigned from his positions, and as a director of the Company, on March 31, 2011.

2. Ms. Green’s employment terminated as of July 9, 2010. Upon the termination of her employment, all unexercised options were forfeited.

EMPLOYMENT AGREEMENTS

John Brown. Mr. Brown was appointed Executive Chairman in January 2010. On January 21, 2010, we and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) pursuant to which Mr. Brown serves as the Executive Chairman of the Company’s Board of Directors. The Chairman Agreement was entered into following the scheduled termination on December 31, 2009 of the Chairman of the Board Retention Agreement (discussed below) under which Mr. Brown served as Chairman of the Board since January 1, 2008. Since the Company’s establishment in April of 2000, Mr. Brown has continuously served as Chairman of the Board.

The Chairman Agreement has an initial term that extends through December 31, 2012; thereafter, the agreement provides that it is to be renewed automatically for successive two year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $165,000, payable monthly. Mr. Brown also receives a monthly office allowance of $3,500.  Mr. Brown can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If during the initial term the Company were to terminate the agreement, for any reason other than "Just Cause" (as defined the Chairman Agreement), then the Company is to pay to Mr. Brown the salary then payable under the agreement through the longer of (i) the scheduled expiration of the initial term as if the agreement had not been so terminated or not renewed or (ii) twelve months, as well as all bonuses and benefits earned and accrued through such date. If the Company were not to renew the term of the agreement after the Initial term or were to terminate the agreement during any renewal term, for any reason other than "Just Cause" (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, if any, then payable to him for a period of twelve months as if the Chairman Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for "Good Reason" (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Chairman Agreement provides for customary protections of the Company's confidential information and intellectual property.

The Chairman Agreement also provides that in connection with his services during the initial term of the Agreement, Mr. Brown be awarded options at a per share exercise price of $0.01 to purchase 20,000 shares of the Company's common stock under the Plan, which options are to vest at the rate of 5,000 shares at the termination of each calendar 90 day period, beginning March 31, 2010 until such options are vested in full. In the event of an extension of the term of the Chairman Agreement, the Chairman Agreement provides that Mr. Brown be granted additional options to purchase common stock in the Company in amounts of not less than 20,000 shares per term on such terms to be agreed by the parties. On January 21, 2010, the Board authorized the entry by the Company into an Option Award Agreement pursuant to which Mr. Brown was granted options to purchase 20,000 shares under the Plan on the terms set forth above. The Chairman Agreement provides for customary protections of Zion's confidential information and intellectual property.

Prior the effectiveness of the Chairman Agreement, on January 18, 2008, we and Mr, Brown, entered into a Chairman of the Board Appointment Agreement (the "Chairman Appointment Agreement") pursuant to which Mr. Brown served as the Chairman of the Board of Directors. The Chairman Appointment Agreement had an initial term that terminated on December 31, 2009. Under the agreement, Mr. Brown was paid an annual fee of $144,000, payable monthly, provided that, he was paid $2,000 per month through December, 2009 with the remaining amount of each month's balance deferred by agreement. The amounts deferred through May 2009 in the aggregate amount of $49,000 were paid in June 2009. Thereafter, Mr. Brown continued to be paid $2,000 per month with the remainder being deferred as described above. In addition, Mr. Brown received $1,000 per month for rental expenses relating to an office he maintains and $1,000 per month for chairing two committees.

Richard. J. Rinberg.  Mr. Rinberg was appointed as Chief Executive Officer in March 2007. On December 4, 2007, we and Mr. Rinberg entered into an employment agreement (the “Rinberg Agreement”) pursuant to which Mr. Rinberg serves as our Chief Executive Officer. The employment agreement replaces the prior Retention and Management Services Agreement between Zion and Mr. Rinberg that was originally entered into as of November 1, 2005 and which expired on October 31, 2007. The term of employment under the employment agreement, which commenced as of November 1, 2007, continued through December 31, 2010; thereafter, the agreement is renewed automatically for successive two year terms unless either party shall advise the other 90 days before expiration of the term of its intention to not renew the agreement beyond its then scheduled expiration date. As no such notice has been furnished, the agreement is currently in effect through December 31, 2012. Under the agreement, Mr. Rinberg is currently paid an annual salary of $275,000. From the effective date of the employment agreement, we have maintained (i) Manager’s Insurance under Israeli law for the benefit of Mr. Rinberg pursuant to which we contribute amounts equal to (a) 13-1/3 percent (and Mr. Rinberg contributes an additional 5%) of each monthly salary payment, and (b) contribute an amount equal to 7.5 % of Mr. Rinberg’s salary (with Mr. Rinberg contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law. Mr. Rinberg can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If during the term we were to terminate the agreement or if we were to elect to not renew the agreement at the end of a term, in either case for any reason other than "Just Cause" (as defined the Rinberg Agreement), then we are to pay to Mr. Rinberg the salary then payable under the agreement through the longer of (i) the scheduled expiration of the term as if the agreement had not been so terminated or not renewed or (ii) six months, as well as all bonuses and benefits earned and accrued through such date. Mr. Rinberg may also terminate the agreement for "Good Reason" (as defined in the Rinberg Agreement), whereupon he will be entitled to the same benefits as if we had terminated the agreement for any reason other than Just Cause. The Rinberg Agreement also provides that Mr. Rinberg be awarded during each employment year  options at a per share exercise price of $0.01 to purchase 40,000 shares of the Company's common stock under the Plan. On December 4, 2007, Mr. Rinberg was granted these options under the Plan on the terms set forth above. Thereafter, in each of January 2009 and January 2010, Mr. Rinberg was granted options to purchase 40,000 shares. In each case, the options vested at the rate of 10,000 shares at the termination of each calendar 90 day period, beginning March 31, 2009 and March 31, 2010.  The Rinberg Agreement provides for customary protections of Zion's confidential information and intellectual property.

On March 17, 2011, upon the recommendation of the compensation committee of the Board of Directors, we amended the compensatory arrangement with Mr. Rinberg pursuant to which he became entitled to a monthly office expense allowance in the amount of $4,500, to defray the cost to Mr. Rinberg associated with substantially working from his residence in the execution of his duties under his employment agreement. The office expense allowance is effective as of February 1, 2011 and is to continue so long as the Rinberg Employment Agreement continues in full force and effect.

William L. Ottaviani. Mr. Ottaviani was appointed President and Chief Operating Officer in January 2010. On January 31, 2010, we  and William L. Ottaviani entered into an Employment Agreement (the “Ottaviani Employment Agreement”), which became effective as of January 1, 2010, pursuant to which Mr. Ottaviani serves as the Company’s President and Chief Operating Officer at an annual salary of $250,000, payable monthly. The employment agreement has an initial term which continues through December 31, 2011.

Mr. Ottaviani works out of an office in the vicinity of his residence in State College, Pennsylvania. The Company pays the reasonable expenses incurred by Mr. Ottaviani in connection with such office, including the retention of an office assistant.

The Ottaviani Employment Agreement provides that Mr. Ottaviani be awarded under the Company’s 2005 Stock Option Plan, at the end of each calendar quarter beginning with the quarter ended March 31, 2010, fully vested options at a per share exercise price of $0.01 to purchase such number of the Company’s Common Stock, as shall equal $12,500 divided by closing price on the last trading day of the respective calendar quarter of the Company’s publicly traded share of Common Stock, but in no event less than $5.00 per share. Pursuant thereto, between March 31, 2010 and December 31, 2011, Mr. Ottaviani was granted options to purchase 9,415 shares of Common Stock.

Mr. Ottaviani can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If during the initial term the Company were to terminate the agreement for any reason other than "Just Cause" (as defined the employment agreement), then the Company is to pay to Mr. Ottaviani three months’ salary, as well as all bonuses and benefits earned and accrued through such date. If such termination occurs during a renewal term (assuming the Company renews the agreement after the expiration of the initial term ending on December 31, 2011), Mr. Ottaviani is to receive six months’ salary, as well as all bonuses and benefits earned and accrued through such date. Mr. Ottaviani may also terminate the employment agreement for "Good Reason" (as defined in the employment agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Ottaviani Employment Agreement provides for customary protections of the Company's confidential information and intellectual property.

Patti Beals. Patti Beals was appointed Chief Accounting Officer in July 2010. In March 2010 she was appointed as Vice President of Corporate Compliance, Finance and Training. On March 1, 2010, we and Ms. Beals entered into an employment agreement (the “Beals Employment Agreement”), pursuant to which is compensated at an annual salary of $120,000, which was increased, effective August 1, 2010, to $144,000. The employment agreement is in effect through August 31, 2010.

Ms. Beals can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If during the initial term the Company were to terminate the agreement for any reason other than "Just Cause" (as defined the employment agreement), then the Company is to pay to Ms. Beals three months’ salary, as well as all bonuses and benefits earned and accrued through such date. The Beals Employment Agreement provides for customary protections of the Company's confidential information and intellectual property.

Kent Siegel. Kent Siegel was appointed Chief Financial Officer in July 2010. On August 10, 2010, the Company entered into a letter agreement with Kent Siegel providing for the employment of Mr. Siegel as the Company's Senior Vice President and Chief Financial Officer, effective July 9, 2010. Mr. Siegel continues to serve on the Company's Board of Directors, a position he has held continuously since November 2003. The letter agreement has a continuous term, as Mr. Siegel is considered an "at will" employee subject to termination at any time, with or without prior notice from the Company.

The letter agreement provided for Mr. Siegel to receive an annual base salary of $100,000. Upon the signing of the letter agreement, Mr. Siegel was paid a one time signing bonus of $10,000.  Under his agreement, Mr. Siegel was required to devote 60% of his time, attention and ability to our business. Under the letter agreement, the Company was to provide Mr. Siegel the right to participate in any medical, dental, vision, disability, and life insurance and 401K benefits normally provided to the Company's employees.

If Mr. Siegel's employment was terminated unilaterally by us without cause (as defined in the letter agreement), Mr. Siegel was to receive his base salary for a period of one month and all benefits accrued and vested through the date of termination. Additionally, the termination of Mr. Siegel's employment for any reason was to be deemed as his resignation from our Board of Directors. On March 31, 2011, Mr. Siegel resigned from all positions held with our company.

Sandra Green. Sandra Green assumed the office of Chief Financial Officer and Senior Vice President as of February 1, 2009. In connection with her appointment as Chief Financial Officer and Senior Vice President, on January 12, 2009, we and Ms. Green entered into an employment agreement, which became effective as of February 1, 2009. The employment agreement had an initial term of one year; thereafter, the employment agreement provides that it is to be renewed automatically for additional one year periods unless either party shall advise the other 60 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the employment agreement, Ms. Green was paid an annual salary of $200,000, payable monthly. The employment agreement also included certain customary confidentiality and non-solicit provisions that prohibit the executive from soliciting our employees for two years following the termination of her employment.

On July 8, 2010, we and Ms. Green entered into an agreement terminating her employment. Under the agreement, we remitted to Ms. Green amounts payable in respect of deferred compensation in the approximate amount of $20,000. In accordance with the terms of her employment agreement, the Company paid to Ms. Green all amounts payable under the employment agreement through January 31, 2011, the scheduled expiration date of her employment.

DIRECTOR COMPENSATION

Our non-employee director compensation program in 2010 consisted of two principal elements: (1) annual and committee chairmanship fees and (2) grants of stock options upon joining the Board.

Non-employee directors received an annual payment of $18,000 in 2010. Additionally, each chairman of a committee received an additional $6,000 annual payment. All annual fees are paid pro rata on a monthly basis. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Options grants to non-employee directors have typically been made upon appointment or election to the Board. Options grants during 2010 were issued to Marc Singer, who was appointed to the Board in July 2010 with an exercise price equal to the market price of our common stock on the date of grant and were exercisable in full upon issuance. The options expire six years from the date of grant.  Mr. Carrillo, who was appointed to the Board in September 2010, was also serving at the time as Chairman of the Railroad Commission of Texas, a position he held until December 2010. During the duration of the term of his office, he was not compensated for his services as a non-employee director.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	All Other Compensation	Total
	US$ (thousands)

Forrest A. Garb	24,000	--	--	7,300	31,300
Paul Oroian	27,000	--	--	5,784	32,784
Julian Taylor	24,000	--	--	2,684	26,684
Marc Singer (2)	9,000	--	47,000	--	56,000
Victor Carrillo (3)	--	--	--	11,988	11,988
Kent S. Siegel (4)	15,000	--	--	4,304	19,304

1. Represents the full grant date fair value of stock options granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. Additional weighted average valuation assumptions related to option awards are included in Note 5J to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. These amounts reflect our accounting expense for these awards, and do not and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options).

2. Mr. Singer was appointed to the Board on July 9, 2010. In connection with his  election to the board, on August 30, 2010 Mr. Singer was awarded vested options under our 2005 Stock Option Plan to purchase 25,000 shares of Common Stock at $4.92, which options are scheduled to expire on August 30, 2013.

3. Mr. Carrillo was appointed to the Board on September 7, 2010. Effective January 13, 2011, Mr. Carrillo was appointed Executive Vice President. Mr. Carrillo continues to serve on the Board. Upon his appointment to the Board, Mr. Carrillo continued to serve as commissioner of the Railroad Commission of Texas (the State of Texas Board with regulatory jurisdiction over oil and gas exploration and production), a position he held through January 3, 2011. Mr. Carrillo did not receive any cash compensation for services on the Board during his tenure as commissioner.

4. Mr. Siegel was appointed Chief Financial Officer as of July 9, 2010, whereupon he was no longer entitled to the payments made to non-employee directors.

Equity Compensation Plan Information

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:
- Stock Options	288,165	$4.39	617,953

Equity compensation plans not approved by security holders:
-	-	$-	-
TOTAL	288,165	$4.39	617,953

Long-Term Incentive Plan

At our 2002 annual meeting of stockholders, the stockholders approved the establishment of a long-term key employee incentive plan, which may be structured as an employees' royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may initiate the establishment of a long-term management incentive plan for key employees whereby a 1.5% overriding royalty or equivalent interest in the Asher-Menashe License and Joseph License and such other oil and gas exploration and development rights as may in the future be acquired by the Company would be assigned to key employees.  As the plan has not been established as of December 31, 2010, the Company did not have any outstanding obligation in respect of the plan.

II.  AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 100,000,000 SHARES

The Certificate of Incorporation presently authorizes the Company to issue up to 50,000,000 shares of Common Stock. As of the Record Date, there were 25,043,078   shares of Common Stock issued and outstanding. We also have, as of the Record Date, approximately 4,979,578 shares of Common Stock reserved for possible future issuance in connection with outstanding options and warrants, including the warrants issued in connection with our follow-on public offering which terminated on January 9, 2009 and our most recent rights offering which we completed in December 2010.   We must keep reserved for future issuance a sufficient number of shares of Common Stock to meet our obligations to issue Common Stock in the event these options or warrants are exercised.  Accordingly, we have available for issuance 19,977,344 shares of Common Stock (as of the Record Date).

Because of the limited number of shares of Common Stock available to be issued by the Company for future possible transactions, including stock splits, offerings or any transaction with a strategic party, the Board believes it is in the best interest of the Company and the stockholders to amend the Company’s Certificate of Incorporation and the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as Annex A, the "Common Stock Amendment") whereby the number of shares of Common Stock that we would be authorized to issue from time to time would be increased to 100,000,000 shares. If the Common Stock Amendment is approved by the Stockholders at the Annual Meeting, we intend to file the Common Stock Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Except for issuances in respect of currently outstanding convertible and derivative securities, we do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. However, the Board of Directors believe the Company may need to secure financing in the near term for working capital to fund its exploration program for which financing could involve the issuance or reserve for future issuance of additional shares of Common Stock. Our Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in our capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive us of the flexibility the Board views as important in facilitating the effective use of our stock. Except as otherwise required by applicable law or any applicable stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control by making it more difficult or costly. We are not aware of anyone seeking to accumulate Common Stock or obtain control of our company, and have no present intention to use the additional authorized shares to deter a change in control.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 100,000,000 SHARES.

III.  ADOPTION OF THE  EQUITY INCENTIVE PLAN AND THE RESERVATION FOR ISSUANCE THERE UNDER OF 2,000,000 SHARES

At the Annual Meeting, the stockholders will be asked to ratify the Company's proposed 2011 Equity Incentive Plan (the "Equity Incentive Plan") in the form attached hereto as Annex B. The Equity Incentive Plan was approved by the Board of Directors on April 13, 2011.  A total of 2,000,000 shares of Common Stock have been reserved for issuance under the 2011 Equity Incentive Plan.

The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the amendment to the Equity Incentive Plan in so far as they are eligible recipients of options under the plan.

Each of the executive officers of the Company has an interest in the approval of the Equity Incentive Plan in so far as they are eligible to receive options under that plan. Except as discussed in Executive Compensation - Employment Agreements and Key Employees, the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company under the  Equity Incentive Plan.

SUMMARY OF THE TERMS OF THE EQUITY INCENTIVE PLAN

The summary of the Equity Incentive Plan below is qualified in its entirety by the Equity Incentive Plan attached hereto as Annex B.

THE EQUITY INCENTIVE PLAN ADMINISTRATION

The Equity Incentive Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least three members of the Board. The Compensation Committee of the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Equity Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Equity Incentive Plan.

SHARES AVAILABLE

The aggregate number of shares of Common Stock that would be available for issuance, subject to adjustment as described below, under the Equity Incentive Plan will be 2,000,000.

If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any performance units awarded under the Equity Incentive Plan are forfeited or canceled, the performance units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of performance units which may thereafter be granted and the book value of the Company with respect to outstanding performance units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Code.

ELIGIBILITY

Persons eligible to participate in the Equity Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately nine employees presently are eligible for participation in the Equity Incentive Plan.

AWARDS

The Equity Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and performance units. The Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs and relating to exercisability or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK

The Equity Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED AWARDS, BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the Equity Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS

The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the Equity Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

PERFORMANCE UNITS

The Committee is also authorized to grant performance units. A performance unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each performance unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all performance units awarded at any time or from time to time.

PERFORMANCE-BASED AWARDS

The Committee may (but is not required to) grant awards pursuant to the Equity Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

OTHER TERMS OF AWARDS

The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 500,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the Equity Incentive Plan, (ii) 500,000 performance units, (iii) a Tax Bonus payable with respect to the stock-based awards and performance units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award that is not a Performance-Based Award to a participant who may be a Covered Employee.

In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the Equity Incentive Plan. Awards granted under the Equity Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The Equity Incentive Plan grants the Committee broad discretion in the operation and administration of the Equity Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes inapplicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the Equity Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the Equity Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

In the event of a change of control of the Company, all awards granted under the Equity Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the Equity Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the Equity Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if a majority of the then current directors shall have voted not to treat such transaction as resulting in a Change of Control.

AMENDMENT AND TERMINATION

The Equity Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the Equity Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the Equity Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the Equity Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a performance unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

With respect to other awards (including an SAR or a performance unit) granted under the Equity Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of employees) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

The Equity Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the Equity Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, because the Equity Incentive Plan has been approved by the Stockholders, the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should not be subject to the deduction limit of Section 162(m) of the Code, provided the Plan continues to be administered by a Committee consisting solely of two or more "outside directors" and the other requirements of Section 162(m) of the Code are satisfied. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation. Not withstanding the foregoing, the Committee may, in the exercise of its discretion, issue stock option grants that would be subject to the deductibility limit where it deems such issuance to be in the best interests of the Company and it's stockholders.

NEW PLAN BENEFITS

Because awards under the Equity Incentive Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the Equity Incentive Plan, as amended.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE EQUITY INCENTIVE PLAN.

IV.  ADOPTION OF THE  2011 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AND THE RESERVATION FOR ISSUANCE THEREUNDER OF 1,000,000 SHARES

The Board believes that stock options are an important incentive for attracting and retaining on the Company's Board the service of individuals who are not otherwise employed by the Company or any subsidiary. Accordingly, on April 13, 2011, the Board adopted and recommended the approval by the Company’s stockholders of the 2011 Non-Employee Directors Stock Option Plan (the “Directors’ Plan”) to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract and retain qualified non-employee directors.

A summary of the principal terms of the 2011 Directors Plan is set forth below.

Although the Company cannot currently determine the number of options that may be granted in the future to non-employee directors of the Company, each of the non-employee directors of the Company has an interest in the approval of the amendment to the Directors Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE 2011 DIRECTORS PLAN

The summary of the Directors Plan below is qualified in its entirety by the Directors Plan attached hereto as Annex C.

The Directors Plan is administered by the Board or, if so determined by the Board, by a committee consisting solely of three or more non-employee directors of the Company. The body administrating the Directors Plan is referred to herein as the "Administrative Body". The Administrative Body is authorized to construe, interpret and implement the provisions of the Directors Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Directors Plan. The shares available for grant under the Directors Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the Directors Plan.

Under the Directors Plan, the Administrative Body may issue only non-qualified options. Each option granted under the Directors Plan will, unless earlier terminated as provided in the Directors Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the Directors Plan will:

(i) in the case of removal for cause, terminate immediately;

(ii) in the case of death or disability, terminate two years after the date on which such director ceased to serve; and

(iii) in all other the cases (including failure to be renonimated or reelected), terminate 12 months after such director ceased to serve.

The exercise price of each option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The Directors Plan continues in effect through December 31, 2017. The Board may amend, alter, suspend, discontinue, or terminate the Directors Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the Directors Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

FEDERAL TAX CONSEQUENCES

Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

A director to whom an option is granted under the Directors Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of exercise. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee's income as compensation, and the optionee's holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the Directors Plan at the same time and in the same amount as the ordinary income recognized by the optionee.

NEW PLAN BENEFITS

Because awards under the Directors Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the Directors Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE DIRECTORS PLAN.

V. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Somekh Chaikin, a member of KPMG International and an independent registered public accounting firm was the auditor for the year ended December 31, 2010 and has been selected as auditors for the year ending December 31, 2011.  Although stockholder ratification is not required for the appointment of KPMG Somekh Chaikin, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

It is expected that a representative of KPMG Somekh Chaikin will be available, online, at the meeting, by both e-mail and telephone and will be available to respond to appropriate questions from stockholders present at the meeting.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees billed or to be billed by KPMG Somekh Chaikin for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q or 10-K, as the case may be, and services that were provided in connection with statutory and regulatory filings or engagements were $126,500 and $123,300 for the fiscal years ended December 31, 2010 and 2009, respectively.

Audit-Related Fees. The aggregate fees billed by KPMG Somekh Chaikin for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements were $70,100 and $68,700 for the fiscal years ended December 31, 2010 and 2009, respectively.  These fees were related to the review of S-3 filings for our rights offerings.

Tax Fees.  The aggregate fees billed by KPMG Somekh Chaikin in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $7,000 and $4,000 for the fiscal years ended December 31, 2010 and 2009, respectively. The nature of the services performed for these fees was filing of tax returns for our Israeli branch, obtaining certain tax rulings and tax planning related to the foundations to be established.

All Other Fees. The aggregate fees billed by KPMG Somekh Chaikin in each of the last two fiscal years for services other than those reported in the three prior categories were $0 and $0 for the fiscal years ended December 31, 2010 and 2009, respectively. The nature of the services performed for these fees was advisory services related to our SOX 404 documentation.

Policy on Pre-Approval of Services Provided by KPMG Somekh Chaikin

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of KPMG Somekh Chaikin to conduct the audit of our 2010 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG SOMEKH CHAIKIN AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

V. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described in our Compensation Discussion and Analysis in this Proxy Statement, our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The 2010 compensation levels were set having regard to: (a) market rates for executives as advised by independent compensation consultants Thomas Roney LLC, (b) executives achieving efficient management of the business and controlling costs, to the extent possible, (c) executives achieving the operational goals of drilling within our license areas, (d) demonstrating integrated management teamwork, and (e) showing effort, commitment and effectiveness in reaching the goals set by the Board of directors.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our Board or the Compensation Committee of our Board.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. As noted earlier in this Proxy Statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

Accordingly, we ask our stockholders to vote on the following resolution at our annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

VI.  ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules, which we refer to as an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in our proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee of our Board. Our Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. Our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

Shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” a frequency of “one year” for future advisory votes regarding executive compensation.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

MISCELLANEOUS

Stockholder Proposals for 2012 Annual Meeting of Stockholders

A stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act must be received by the Company, at its principal executive offices, no later than February 16, 2012, to be included in the Board of Directors’ solicitation of proxies relating to the 2012 Annual Meeting of Stockholders. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2012 proxy statement.

Pursuant to our Bylaws, a stockholder must deliver notice, in the form specified in our Bylaws, to our principal executive offices not less than sixty (60) days nor more than ninety (90) days in advance of such 2012 Annual Meeting (which deadline will be at or around April 15, 2012) in order to (1) nominate persons for election to the Board of Directors at the 2012 Annual Meeting or (2) bring business before the 2012 Annual Meeting. If the Company is not notified of a stockholder proposal on or around April 15, 2012, then the management personnel who have been appointed as proxies by the Board will have the discretion to vote for or against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Other Matters

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders upon request in connection with this solicitation. In addition to solicitation of proxies by use of the mails, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.

We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith. In addition, we may retain a professional solicitor to solicit proxies from banks, brokers, nominees and intermediaries. If we retain a solicitor, we expect to pay up to $10,000 for any such services, plus reasonable out-of-pocket expenses.

The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to vote electronically as described in the Notice or by telephone after accessing the Internet hosting site described in the Notice; or, if you elected to receive a printed copy of this proxy statement, you are urged to complete, sign, and return the proxy card or voting information card, as the case may be, in the stamped, self-addressed envelope provided to you.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 16, 2011, is available at http://www.proxyvote.com   or the website identified in the Notice, provided that we have not attached all of the exhibits filed with or incorporated by reference into the Form 10-K to the version on the website. You may review and print the Form 10-K and all exhibits from the SEC’s website at www.sec.gov.  In addition, we will send a complete copy of the Annual Report on Form 10-K (including all exhibits, if specifically requested), to any stockholder (without charge) upon written request addressed to: INVESTOR RELATIONS, ZION OIL & GAS, INC, 6510 ABRAMS ROAD, SUITE 300, DALLAS, TEXAS 75231.

By order of the Board of Directors,

/s/ Richard Rinberg

RICHARD RINBERG
Chief Executive Officer

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Victor G. Carrillo 02 Paul Oroian 03 Yehezkel Druckman 04 Marc Singer

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

	For	Against	Abstain
2. Proposal to amend the Company's certificate of incorporation to increase the number of shares of common stock, par value $.01 that the Company is authorized to issue from 50 million to 100 million shares.	☐	☐	☐
3. Proposal to ratify the adoption of the Zion Oil & Gas, Inc. 2011 Equity Incentive Plan for employees and consultants and initially reserve for issuance thereunder 2,000,000 shares of Common Stock.	☐	☐	☐
4. Proposal to nratify the adoption of the Zion Oil & Gas, Inc. 2011 Non-Employee Directors Stock Option Plan and initially reserve for issuance thereunder 1,000,000 share of Common Stock.	☐	☐	☐
5. Proposal to ratify the appointment of Somekh Chaikin, a member of KPMG International and an independent registered public accounting firm, as our Independent Registered Public Accounting Firm for 2011.	☐	☐	☐
6. To vote on a non-binding proposal and resolution regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in our Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
7. To vote on a non-binding proposal and resolution regarding the frequency of the vote on our executive compensation.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Sign exactly as your name appears on your stock certificate. where shares are held in the name of two or more persons, all should sign individually. A corporation should sign by authorized officer and affix corporate seal.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000108094_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

ZION OIL & GAS, INC.
Annual Meeting of Stockholders
June 21, 2011 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints John M. Brown and Richard Rinberg, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of the Stockholders of Zion Oil & Gas, Inc. (the "Company") to be held at the Westin Galleria, Dallas, Texas commencing at 2:00 p.m., local time, and any adjournment thereof (the "Meeting"), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on April 21, 2011, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:

This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted FOR the election of the named director nominees and, FOR on Proposals 2, 3, 4, 5, and 6 and "1Year" on Proposal 7. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the Meeting, including a continuation of the meeting caused by any adjournment or postponement of the meeting. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000108094_2 R1.0.0.11699

ANNEX A

PROPOSED AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF
COMMON STOCK
AUTHORIZED FOR ISSUANCE TO 100,000,000

Paragraph FOURTH of the certificate of incorporation is hereby amended to read in its entirety as follows:

FOURTH: The total number of shares which the Corporation is authorized to issue is 100,000,000 shares of Common Stock with a par value of $0.01 per share.

ANNEX B

ZION OIL & GAS INC.

2011 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the Zion Oil & Gas Inc. Equity Incentive Plan, including Appendix I attached hereto  (the "Plan") is to further the interests of Zion Oil & Gas Inc. (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants and Service Providers of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)
“Applicable Laws” means the requirement relating to the administration of employee stock option plans under the laws of the United States of America and of the State of Israel, any stock exchange or quotation system on which the shares shall be listed or quoted and the applicable laws of any country or jurisdiction where Options are granted under the Plan.

(b)
"Award" means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(c)	"Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

(d)
Cause" - shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) breach of a fiduciary duty, or (v) the breach by the Participant of any written covenant or agreement not to compete, in each case with respect to the Company or any Subsidiary, regarding confidentiality of information of the Company or any Subsidiary or nonsolicitation or hiring of employees of the Company or any Subsidiary, or (vi) any other act or omission which in the reasonable opinion of the Company could be financially injurious to the Company or any Subsidiary, their reputation or business including but not limited to any other breach of Participant's employment agreement with the Group.

(e)
"Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(f)           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g)
A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(h)	"Date of Grant" - subject to Applicable Laws, is the date on which the Committee grants the Award.

(i)
"Eligible Employee"  - shall mean each Executive Officer and any other employee or consultant of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.

(j)
"Employment" shall mean, continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company

(k)	"Executive Officer" - shall mean those persons who are officers of the Company within the meaning of Rule16a-1(f) of the Exchange Act.

(l)	"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(m)
"Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.. Notwithstanding the foregoing, (i) in the case of any Award made on the date of the initial public offering of the Company's Common Stock, "Fair Market Value" on such date shall be the price at which the Company's Common Stock is sold to the public in such initial public offering and (ii) in the case of any Award made prior to the date of the initial public offering of the Company's Common Stock, "Fair Market Value" on such date shall be as determined in good faith by the Board.

(n)	“Group” shall mean the Company’s group of companies including, inter alia, its Parent or Subsidiary or any other affiliate or successor company as the Board shall determine

(o)	"ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(p)	"Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(q)
"Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

(r)
"Performance Unit" means a right granted to a Participant pursuant to Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(s)	“Participants” means key employees and consultants who will receive Awards pursuant to the Plan.

(t)	"Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(u)
"Service Provider" - means an employee, Director, supplier, advisor or Consultant of the Company, provided, however, that a consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and (2) not directly or indirectly promoting or maintaining a market for securities of the Company.

(v)
"Stock-Based Award" - means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(w)
"SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the Date of Grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(x)
"Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(y)
"Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of  (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay, according to any applicable laws, income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

(z)
"Ten Percent Stockholder" means a person who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Subsidiaries immediately before such Option is granted.

Section 3. Administration of the Plan

The Plan shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two non employee members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion:
(a)	to select the Participants ;
(b)	to determine the type or types of Awards to be granted to each Participant;
(c)
to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability  or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

(d)
to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered;

(e)	to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied;
(f)
to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

(g)
to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated Service Providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Applicable Laws.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a)
Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $0.01 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 2,000,000 shares.

(b)
Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 500,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

(c)
Subject to the provisions of Section 8(a) hereof, of the aggregate number of Options of the Company available as per Section 5(a) a maximum number of Shares in respect of which ISO can be awarded hereunder shall be 2,000,000. If any Options awarded under the Plan shall be forfeited or canceled, such Options thereafter be available for award under the Plan.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

(d)
To the extent required by Section 162(m) of the Code (as amended from time to time), the reprising of an Option shall be treated as the grant of a new option and the cancellation of the reprised Option.

Section 6. Awards

(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by a relevant Award Agreement.

(b)	Options. The Committee may grant Options to Participants on the following terms and conditions:

(i)
The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under Section 422 of the Code:

if a Participant's employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.

The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

If the Incentive Stock Option Award Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

(ii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable laws), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)
Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c)	Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

(i)
Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

(ii)
Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii)
Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

(iii)
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)
Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)
Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the Date of Grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the Date of Grant.

(ii)
Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f)
Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)
Cash Payments. The Committee is authorized, subject to limitations under any applicable laws, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7 - Additional Provisions Applicable to Awards

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

(i)
granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii)
retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the Date of Grant of the later Award or at the Date of Grant of the earlier Award or award.

(b)
Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c)
Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d)
Term of Awards.  If not previously exercised each Option shall expire upon the earlier of the tenth (10th) anniversary of the date of the grant thereof or (subject to section 9) upon the termination of the Participant's Employment (or, if applicable, on the day following the last day on which such Option is exercisable), provided that (i) the Committee may establish a shorter term for an Option at the time of the grant of such Option and (ii) in the case of an ISO issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall expire on the fifth (5th) anniversary of the Date of Grant. For purposes of the preceding sentence, a person's stock ownership will be determined using the constructive ownership rules contained in Code Section 424(d), as amended from time to time.

(e)
Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f)
Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g)
Awards to Comply with Section 162(m) of the Code. The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 500,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 500,000 Performance Units, (iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h)
Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a)
In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

(b)
In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. Termination of Employment

Unless the Committee shall otherwise determine at or after grant, in the event of termination of Participant's employment with the Company or any Subsidiary other than for Cause, disability or death, or if applicable, the termination of services given by the Participant to the Company or the subsidiary other than for Cause, Disability or Death, all Options granted to that Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the provisions of the Plan or the Option Agreement, be exercised within three (3) months after the date of such termination. If, on the date of termination, the Shares subject to the Option have not vested in their entirety, any Shares covered by the unvested portion of the Option shall expire and be of no further force and effect and revert to the Plan. If the vested portion of the Option is not so exercised within the time specified herein, such vested portion of the Option shall expire and be of no further force and effect, and the Shares covered by such Option shall revert to the Plan.

In the event of termination of Participant's employment with the Company, or if applicable, the termination of services given by the Participant to the Company by reason of death or total and permanent Disability (within the meaning of Section 22(e)(3) of the Code), or Retirement, the outstanding Options, which were vested on the date of termination, may be exercised by the Participant, the Participant's legal guardian, the Participant’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within twelve  (12) months after termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  If, on the date of termination, there are Options which are not entirely vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the

Shares covered by such Option shall revert to the Plan.

If a Participant's employment is terminated for Cause, all Options held by the Participant shall immediately terminate, regardless of whether then exercisable, unless otherwise determined by the Committee.

In the event of a Participant's termination of Employment for any reason not described in the preceding sentences, the Participant (or, in the event of the Participant's death or disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option.

Section 10 -  General Provisions

(a)
Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

No amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b)
No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c)
Tax Consequences. Any tax consequences arising from the grant or exercise of any Award or from the disposition of Shares or from any other event or act (whether of the Participant or of the Company) hereunder, shall be borne solely by the Participant. The Company shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source.   Furthermore, such Participant shall agree to indemnify the Company that employs the Participant and/or the Company’s Stockholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.  Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Participant until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

(d)
Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e)
No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f)
Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(g)
Governing Law. The Plan and all instruments issued there under or in connection therewith , shall be governed by, construed, enforced and interpreted in accordance with, the laws of the State of Delaware.

(h)	Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases.
For the avoidance of doubt, prior grants of options to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Plan.

(i)             Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(j).             Multiple Agreements

The terms of each Option may differ from other Options granted to each Participant under the Plan at the same time.  The Committee may also grant more than one Option to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Participant.

(k)             Disputes

Any dispute or disagreement which may arise under or as a result of or pursuant to this Plan or the Options Agreements shall be determined by the Board in its sole discretion and any interpretation made by the Board of the terms of the Plan or the Option Agreements shall be final, binding and conclusive.

(l)	Effective Date. The effective date of the Plan is __________ , 2011.

(m)	Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.

Adopted by the Board on April 13, 2011.

Signed ZION OIL & GAS INC.

/s/ Richard Rinberg

Title

Chief Executive Officer

ANNEX C

Zion Oil & Gas Inc.
2011 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN

1. Purpose. The Zion Oil & Gas Inc. 2011 Non-Employee Directors Stock Option Plan (the "Plan") is designed to aid Zion Oil & Gas Inc., a Delaware corporation (the "Company"), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

2. Amount and Source of Stock. The total number of shares of the Company's common stock, $.01 par value per share (the "Stock"), which may be the subject of options granted pursuant to the Plan shall not exceed 1,000,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company's authorized and unissued Stock or from Stock reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the "Administrative Body." The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

4. Option Grants.

(a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

(b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the "Fair Market Value" of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange, the per share closing price of the Stock on the principal securities exchange on which they are listed n the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or  (ii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iii) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

6. Term of Option.

(a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six (6) years from the Date of Grant (the "Expiration Date").

(b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director's removal as a director.

(c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and twenty four (24) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and twenty four (24) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

11. General Restrictions.

(a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

(b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

12. Changes to the Plan.

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body's authority to grant options under the Plan without the consent of the Company's stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

(b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on __________, 2021, and no options under the Plan shall thereafter be granted.

14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.